                           PEGASUS COMMUNICATIONS 1996

                                STOCK OPTION PLAN

           (As Amended and Restated Effective As of December 18, 1998)

                                Table of Contents

1.       Purpose.................................................................................................1

2.       Administration..........................................................................................1

3.       Eligibility.............................................................................................2

4.       Stock...................................................................................................2

5.       Annual Limit............................................................................................3

6.       Granting of Discretionary Options.......................................................................3

7.       Terms and Conditions of Discretionary Options...........................................................3

8.       Formula Grants to Full-Time Employees Who Are Not Executive Officers....................................7

9.       Capital Adjustments....................................................................................11

10.      Certain Corporate Transactions.........................................................................11

11.      Change in Control......................................................................................12

12.      Amendment or Termination of the Plan...................................................................13

13.      Absence of Rights......................................................................................13

14.      Indemnification of Board and Committee.................................................................14

15.      Application of Funds...................................................................................14

16.      Shareholder Approval...................................................................................14

17.      No Obligation to Exercise Option.......................................................................14

18.      Termination of Plan....................................................................................14

19.      Governing Law..........................................................................................15

20.      Option Agreements -- Other Provisions..................................................................15

21.      Listing and Registration of Shares.....................................................................15

22.      Special Provisions Regarding Digital Television Services, Inc..........................................15


                           PEGASUS COMMUNICATIONS 1996

                                STOCK OPTION PLAN

           (As Amended and Restated Effective As of December 18, 1998)

                        --------------------------------


         WHEREAS, Pegasus Communications Corporation established the Pegasus Communications Corporation 1996 Stock Option Plan effective September 30, 1996, and amended the 1996 Stock Option Plan on one occasion thereafter;

         WHEREAS, Pegasus Communications Corporation desires to amend and restate the 1996 Stock Option Plan (i) to provide that all employees (and not just executive officers) are eligible to receive options under the 1996 Stock Option Plan, and (ii) to provide for a grant to each full-time employee who is not an executive officer, such grant to be made on the later of December 18, 1998, or the date the employee becomes a full-time employee;

         NOW THEREFORE, effective as of December 18, 1998, the Pegasus Communications 1996 Stock Option Plan is hereby amended and restated to read as follows:

      1. Purpose. This Pegasus Communications 1996 Stock Option Plan (the "Plan") is intended to provide a means whereby Pegasus Communications Corporation (the "Company") may, through the grant of incentive stock options and nonqualified stock options (collectively, the "Options") to Employees and Non-employee Directors (as defined in Section 3), attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Company. A "Related Company" shall mean either a "subsidiary corporation" of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or the "parent corporation" of the Company, as defined in section 424(e) of the Code.

         Further, as used in the Plan, (i) the term "ISO" shall mean an option which, at the time such option is granted, qualifies as an incentive stock option within the meaning of section 422 of the Code and is designated as an ISO in the "Option Agreement" (as defined in Section 20); and (ii) the term "NQSO" shall mean an option which, at the time such option is granted, does not meet the definition of ISO, whether or not it is designated as a nonqualified stock option in the Option Agreement.

      2. Administration. The Plan shall be administered:

         (a) By a committee, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Company (the "Board"), taking into consideration the rules under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and the requirements of section 162(m) of the Code; or

         (b) In the event a committee has not been established in accordance with subsection (a), or cannot be constituted to vote on the grant of an Option, by the entire Board;

provided, however, that a member of the Board shall not participate in a vote approving the grant of an Option to himself or herself to the extent provided under the laws of the State of Delaware governing corporate self-dealing. The administrator of the Plan shall hereinafter be referred to as the "Committee." Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company.

         Except as provided in Section 8 (regarding formula grants to employees other than executive officers), the Committee shall have full authority, subject to the terms of the Plan, to select the Employees and Non-employee Directors to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options; provided, however, that a Non-employee Director shall not be eligible to receive an ISO under the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations, and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders and all Employees and Non-employee Directors, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

      3. Eligibility. All employees of the Company or a Related Company (including any directors who also are officers) ("Employees") shall be eligible to receive Options under the Plan. Directors of the Company or a Related Company who are not employees ("Non-employee Directors") shall be eligible to receive NQSOs (and not ISOs) under the Plan. More than one Option may be granted to an Employee or a Non-employee Director under the Plan. An Employee or Non-employee Director who has been granted an Option under the Plan shall hereinafter be referred to as an "Optionee."

      4. Stock. Options may be granted under the Plan to purchase up to a maximum of 970,000 shares of Class A common stock of the Company ("Common Stock"); provided, however, that no Employee shall receive Options for more than 550,000 shares of the Company's Common Stock over the life of the Plan. However, both limits in the preceding sentence shall be subject to adjustment as provided in Section 9. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         If any Option granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option; provided, however, that (i) if an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which Options may be granted to single Employee, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

      5. Annual Limit. The aggregate fair market value (determined under Section 7(b)) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and incentive stock options under any other stock option plan of the Company or a Related Company) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

      6. Granting of Discretionary Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Employees and Non-employee Directors under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem, and further provided that Non-employee Directors shall not be eligible to receive ISOs under the Plan. In making any determination as to whether an Employee or a Non-employee Director shall be granted an Option, the type of Option to be granted to an Employee, the number of shares to be covered by the Option, and other terms of the Option, the Committee shall take into account the duties of the Employee or the Non-employee Director, his present and potential contributions to the success of the Company or a Related Company, the tax implications to the Company and the Employee of any Option granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

      7. Terms and Conditions of Discretionary Options. Options granted pursuant to Section 6 shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable --

         (a) Number of Shares. The Option shall state the number of shares of Common Stock to which the Option pertains.

         (b) Price. Each Option granted under Section 6 shall state the Option price which shall be determined and fixed by the Committee in its discretion but shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-10-percent shareholder, as provided in Section 7(i)) of the fair market value of the optioned shares of Common Stock, or the par value thereof.

         The fair market value of a share of Common Stock shall be the closing price of the Common Stock on a registered securities exchange or on an over-the-counter market on the last business day prior to the date of grant on which Common Stock traded.

         (c) Term.

         (1) ISOs. Subject to earlier termination as provided in Section 7(e),
(f), and (g) and in Section 10, the term of each ISO granted under Section 6 shall be not more than ten years (five years in the case of a more-than-10-percent shareholder, as discussed in Section 7(i)) from the date of grant.

         (2) NQSOs. Subject to earlier termination as provided in Section 7(e),
(f), and (g) and in Section 10, the term of each NQSO granted under Section 6 shall be not more than ten years from the date of grant.

         (d) Exercise. Options granted under Section 6 shall be exercisable in such installments and on such dates, as the Committee may specify. The Committee may accelerate the exercise date of any outstanding Option, in its discretion, if it deems such acceleration to be desirable.

         Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (or payment as soon as practicable after the exercise, in the case of an exercise arrangement approved by the Committee and described in paragraph (2)(C) below). Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

         The Option price shall be payable --

                  (1) in cash or its equivalent;

                  (2) in the case of an ISO, if the Committee in its discretion causes the Option Agreement so to provide, and in the case of an NQSO, if the Committee in its discretion so determines at or prior to the time of exercise, then --

                          (A) in shares of Common Stock previously acquired by
the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for ISOs, such shares have been held by the Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, (ii) if such shares of Common Stock were acquired through the exercise of an NQSO (and are used to pay the Option price of an ISO or NQSO) or acquired through the exercise of an ISO (and are used to pay the Option price of an NQSO), such shares have been held by the Optionee for a period of not less than six months on the date of exercise, and (iii) if such shares of Common Stock were acquired through the vesting of a restricted stock award, such shares shall have vested in the Optionee at least six months prior to the date of exercise;

                          (B) in Company Common Stock newly acquired by the
Optionee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

                          (C) by delivering a properly executed notice of
exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option;

                          (D) if the Optionee is designated as an "eligible
participant," and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the exercise price of the Option;
(ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee's personal negotiable demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under section 7872 of the Code, and including such other terms as the Committee prescribes; or

                          (E) in any combination of (1), (2)(A), (2)(B), (2)(C)
and (2)(D) above.

         In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under Section 7(b), with reference to the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

         (e) Termination of Employment or Board Membership. If an Employee's employment by the Company (and Related Companies) or a Non-employee Director's membership on the Board is terminated by either party prior to the expiration date fixed for his Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or
(ii) an accelerated expiration date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to
Section 10 hereof, such accelerated expiration date shall not be earlier than the date of the termination of the Employee's employment or the Non-employee

Director's Board membership, and in the case of ISOs, such accelerated expiration date shall not be later than three months after such termination of employment.

         (f) Exercise upon Disability of Optionee. If an Optionee becomes disabled (within the meaning of section 22(e)(3) of the Code) during his employment or membership on the Board and, prior to the expiration date fixed for his Option, his employment or membership on the Board is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment or Board membership by reason of disability, and in the case of ISOs, such accelerated termination date shall not be later than one year after such termination of employment. In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

         (g) Exercise upon Death of Optionee. If an Optionee dies during his employment or Board membership, and prior to the expiration date fixed for his Option, or if an Optionee whose employment or Board membership is terminated for any reason, dies following his termination of employment or Board membership but prior to the earliest of (i) the expiration date fixed for his Option, (ii) the expiration of the period determined under paragraphs (e) and (f) above, or (iii) in the case of an ISO, three months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 10 hereof, such accelerated termination date shall not be later than three years after the date of death.

         (h) Non-Transferability. No ISO granted under Section 6 shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an ISO shall be exercisable only by the Optionee, or in the event of the Optionee's legal disability, by the Optionee's guardian or legal representative. Except as provided in an Optionee's Option Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

         (i) Ten Percent Shareholder. If the Employee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Company at the time an ISO is granted to him (taking into account the attribution rules of section 424(d) of the Code), the Option price for the ISO shall be not less than 110 percent of the fair market value (as determined under Section 7(b)) of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this paragraph shall not apply to NQSOs.

         (j) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option granted under Section 6 is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit or require the Employee to satisfy the federal, state and local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company). The Company may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and local tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this paragraph, at their fair market value determined under Section 7(b), with reference to the date the amount attributable to the exercise of the Option is includable in income by the Employee under section 83 of the Code (the "Determination Date"), rather than the date of grant.

         If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Employee for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date.

         The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this paragraph.

         (k) Loans. If an Optionee who is granted an Option under Section 6 is designated as an "eligible participant" by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, the Company will loan the Optionee the money required to satisfy any regular income tax obligations (as opposed to alternative minimum tax obligations) resulting from the exercise of any Options. Any loan or loans to an Optionee shall be made only at the time any such tax resulting from such exercise is due. The Committee, in its discretion, may require an affidavit from the Optionee specifying the amount of the tax required to be paid and the date when such tax must be paid. The loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under section 7872 of the Code, and including such other terms as the Committee prescribes.

      8. Formula Grants to Full-Time Employees Who Are Not Executive Officers.

         (a) Grant. Each full-time Employee who is not an executive officer of the Company or a Related Company shall be granted an Option to purchase 100 shares of Common Stock as provided in this Section 8. Such Option shall be granted on the later of (i) December 18, 1998, or (ii) the date the Employee becomes a full-time Employee (as a result of hire or a change in status from part-time to full-time Employee). No Employee shall receive more than one Option grant under this Section 8.

         (b) Type of Option. Each Option granted under this Section 8 prior to the date shareholder approval of this amended and restated Plan is obtained shall be an NQSO. Each Option granted under this Section 8 on and after the date shareholder approval of this amended and restated Plan is obtained shall, unless the Committee determines otherwise, be an ISO.

         (c) Terms and Conditions of Formula Options. Options granted under this
Section 8 shall include expressly or by reference the following terms and conditions --

             (1) Number of Shares. The Option shall state the number of shares of Common Stock to which the Option pertains.

             (2) Price. The Option price of each Option granted under this
Section 8 shall be the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-10-percent shareholder, as provided in Section 7(i)) of the fair market value (as defined in Section 7(b)) of the optioned shares of Common Stock, or the par value thereof.

             (3) Term. Subject to earlier termination as provided in Section 8(c)(5), (6) and (7) and in Section 10 hereof, the term of each Option granted under this Section 8 shall be ten years (five years in the case of an ISO granted to a more-than-ten-percent shareholder, as discussed in Section 7(i) above) from the date of grant.

             (4) Exercise. Each Option granted under this Section 8 shall become exercisable in accordance with the following schedule:

                                             Percentage of Shares Subject
         Years of Vesting Service           to Option That Are Exercisable
         ------------------------           ------------------------------

             fewer than 2                              0
             2 but fewer than 3                       34%
             3 but fewer than 4                       an additional 33%
             4 or more                                an additional 33%

If the Optionee has completed four or more Years of Vesting Service on the date of grant, the Option shall be fully exercisable on the date of grant. For purposes of this Section 8(c)(4), Years of Vesting Service shall have the meaning set forth in Article I of (I) the Pegasus Communications Savings Plan, as it may be amended from time to time, if the Employee is an eligible employee thereunder or (II) the Pegasus Communications Puerto Rico Savings Plan, as it may be amended from time to time, if the Employee is an eligible employee thereunder; provided, however, that an Employee shall not complete a Year of Vesting Service for purposes of this Plan until the last day of the 12-month computation period in which such Year is being measured.

             Notwithstanding the foregoing, an Option granted under this Section 8 shall become fully exercisable upon the Optionee's death or disability (as defined in section 22(e)(3) of the Code) while in the employ of the Company or a Related Company. In addition, the Committee may accelerate the exercise date of any outstanding Option, in its discretion, if it deems such acceleration to be desirable.

             Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (or payment as soon as practicable after the exercise, in the case of an exercise arrangement described in paragraph (C) below). Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

        The Option price shall be payable --

             (A) in cash or its equivalent;

             (B) in shares of Common Stock previously acquired by the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for ISOs, such shares have been held by the Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, (ii) if such shares of Common Stock were acquired through the exercise of an NQSO (and used to pay the Option price for ISOs or NQSOs) or acquired through the exercise of an ISO (and used to pay the Option price for NQSOs), such shares have been held by the Optionee for a period of not less than six months on the date of exercise, and (iii) if such shares of Common Stock were acquired through the vesting of a restricted stock award, such shares shall have vested in the Optionee at least six months prior to the date of exercise;

             (C) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

             (D) in any combination of (A), (B) and (C) above.

      In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under Section 7(b), with reference to the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

      (5) Termination of Employment. If an Employee's employment by the Company (and Related Companies) is terminated by either party prior to the expiration date fixed for his Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, by the Optionee at any time prior to the earliest of (i) the expiration date specified in such Option, (ii) three months after such termination of employment, or (iii) termination of such Option under Section 10.

             (6) Exercise upon Disability of Optionee. If an Optionee becomes disabled (within the meaning of section 22(e)(3) of the Code) during his employment and prior to the expiration date fixed for his Option, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination by the Optionee at any time prior to the earliest of (i) the expiration date specified in such Option, (ii) one year after such termination of employment, or (iii) termination of such Option under Section 10. In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

             (7) Exercise upon Death of Optionee. If an Optionee dies during his employment, and prior to the expiration date fixed for his Option, or if an Optionee whose employment is terminated for any reason, dies following his termination of employment but prior to the earliest of (A) the expiration date fixed for his Option, (B) the expiration of the period determined under paragraphs (5) and (6) above, or (C) in the case of an ISO, three months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earliest of (i) the expiration date specified in such Option, (ii) one year after the date of death, or (iii) termination of such Option under Section 10.

             (8) Non-Transferability. No Option granted under this Section 8 shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, all Options granted under this Section 8 shall be exercisable only by the Optionee, or, in the event of the Optionee's legal disability, by the Optionee's guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

             (9) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option granted under this
Section 8 is subject to the withholding requirements of applicable federal tax law, the Employee may satisfy the federal, state and local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company). The Company may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and local tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this paragraph, at their fair market value determined under Section 7(b), with reference to the date the amount attributable to the exercise of the Option is includable in income by the Employee under section 83 of the Code (the "Determination Date"), rather than the date of grant.

             If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Employee for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date.

             The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this paragraph.

      9. Capital Adjustments. The number of shares which may be issued under the Plan, the maximum number of shares with respect to which Options may be granted to any Employee under the Plan (as stated in Section 4 hereof), the number of shares subject to an Option to be granted under Section 8, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of the Company; provided, however, that no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under section 424(h) of the Code, unless the Optionee consents to such adjustment. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

      10. Certain Corporate Transactions. In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Option or substitute a new option for each outstanding Option; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 7(d) and Section 8(c)(4), the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

             The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change does not constitute a "modification" under section 424(h) of the Code, unless the Option holder consents to the change.

      11. Change in Control.

             (a) Full Vesting. Notwithstanding any other provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control.

             (b) Definitions. The following definitions shall apply for purposes of this Section --

                 (1) "Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" (as such term is used in section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), of more of the voting stock of the Company than is "beneficially owned" (as defined above) at such time by the Principal and his Related Parties, or (iv) the first day on which a majority of the members of the Board are not Continuing Directors.

                 (2) "Continuing Directors" means, as of any date of determination, any member of the Board who (i) was a member of the Board on September 30, 1996, or (ii) was nominated for election or elected to the Board with approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

                 (3) "Person" shall have the meaning set forth in the indenture dated July 7, 1995, by and among Pegasus Media & Communications, Inc., certain of its subsidiaries, and First Union National Bank and Trustee.

                 (4) "Principal" means Marshall W. Pagon.

                 (5) "Related Party" means (A) any immediate family member of the Principal or (B) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, the Principal and/or such other Persons referred to in the immediately preceding clause (A). For purposes of this definition, (i) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling, and (ii) "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. In addition, the Principal's estate shall be deemed to be a Related Party until such time as such estate is distributed in accordance with the Principal's will or applicable state law.

      12. Amendment or Termination of the Plan.

             (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in paragraph (b) below) --

                 (1) the class of employees eligible to receive ISOs shall not be changed;

                 (2) the maximum number of shares of Common Stock with respect to which Options may be granted under the Plan shall not be increased, except as permitted under Section 9 hereof;

                 (3) the duration of the Plan under Section 18 hereof with respect to any ISOs granted hereunder shall not be extended; and

                 (4) no amendment requiring shareholder approval pursuant to Treas. Reg. ss. 1.162-27(e)(4)(vi) or any successor thereto may be made (to the extent compliance with section 162(m) of the Code is desired).

                  Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

             (b) Manner of Shareholder Approval. The approval of shareholders must be effected --

                 (1) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

                 (2) By a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

      13. Absence of Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option (or unless and until such Option shall have been granted under Section 8), and then his rights shall be only such as are provided by the Option Agreement.

          Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with an Employee, the Company and any Related Company shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

      14. Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Company, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Delaware law.

      15. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

      16. Shareholder Approval. This amended and restated Plan shall become effective on December 18, 1998; provided, however, that if shareholders do not approve (in the manner described in Section 12(b) hereof) the expansion of the class of employees who are eligible to receive ISOs hereunder, on or before December 17, 1999, any ISOs granted hereunder to Employees who are not executive officers of the Company or a Related Company shall be null and void and no additional ISO shall be granted hereunder to an Employee who is not an executive officer of the Company or Related Company.

      17. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

      18. Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 29, 2006, which date is within 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the shareholders of the Company, whichever is earlier, and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

      19. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Employees and Non-employee Directors under, the Plan and Options granted thereunder.

      20. Option Agreements -- Other Provisions. Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

      21. Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

      22. Special Provisions Regarding Digital Television Services, Inc. Digital Television Services, Inc. ("DTS") became a wholly-owned subsidiary of the Company by means of the merger (the "Merger") of a wholly-owned subsidiary of the Company into DTS pursuant to the Agreement and Plan of Merger dated January 8, 1998 (the "Merger Agreement") among the Company, DTS, Pegasus DTS Merger Sub, Inc. and certain stockholders of the Company and DTS. Section 2.12 of the Merger Agreement provides that the Company will assume certain outstanding DTS options specified therein. Section 2.12 of the Merger Agreement also provides that such DTS options will be replaced with options (the "Replacement Options") to purchase the number of shares of Common Stock equal to the "conversion ratio" (as defined in the Merger Agreement) times the number of shares of DTS common stock issuable upon the exercise of such options, for an exercise price equal to the exercise price applicable to such options divided by the "conversion ratio."

      Each Replacement Option shall be exercisable under the Plan in accordance with the terms of the agreement entered into between the Company and the holder of the Replacement

Option (the "Replacement Agreement"), the terms of which shall govern in the event of any conflict with the provisions of the Plan.

         The following provisions of the Plan shall not apply to the Replacement
Options:

         (i)      Section 11 ("Change in Control");

         (ii) Section 7(d)(2)(D) (regarding payment of exercise price with the proceeds of a loan from the Company); and

         (iii) Section 7(k) (regarding payment of income tax obligations with the proceeds of a loan from the Company).

         In addition, any provision of the Plan that would provide an additional benefit (within the meaning of section 424(a)(2) of the Code and Treasury Regulations thereunder) shall not apply to the Replacement Options.